                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                      INET TECHNOLOGIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            INET TECHNOLOGIES, INC.
                        1255 WEST 15TH STREET, SUITE 600
                               PLANO, TEXAS 75075

                                 April 17, 2000

Dear Stockholder:

    You are cordially invited to attend the 2000 annual meeting of stockholders of Inet Technologies, Inc., which will be held at Plano Centre, 2000 East Spring Creek Parkway, Plano, Texas on Tuesday, May 16, 2000 at 9:00 a.m. (Central
Time).

    Details of the business to be conducted at this meeting are given in the attached Notice of Annual Meeting of Stockholders and proxy statement.

    After careful consideration, our Board of Directors has approved the proposal set forth in the proxy statement and recommends that you vote for such proposal.

    In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend this meeting and wish to change your proxy vote, you may do so simply by revoking your proxy and voting in person at the annual meeting.

    We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ Elie S. Akilian

                                          Elie S. Akilian
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THIS MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                     [LOGO]

                            INET TECHNOLOGIES, INC.
                        1255 WEST 15TH STREET, SUITE 600
                               PLANO, TEXAS 75075

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2000

                             ---------------------

To the Stockholders of Inet Technologies, Inc.:

    The 2000 annual meeting of stockholders of Inet Technologies, Inc. will be held at Plano Centre, 2000 East Spring Creek Parkway, Plano, Texas on Tuesday, May 16, 2000 at 9:00 a.m. (Central Time) for the following purposes:

    1. To elect two directors to serve until the annual meeting of stockholders in 2001, two directors to serve until the annual meeting of stockholders in 2002 and two directors to serve until the annual meeting of stockholders in 2003, or in each case until their successors have been elected and qualified.

    2. To act upon such other business as may properly come before this meeting or any adjournments thereof.

    Only stockholders of record at the close of business on April 3, 2000 are entitled to notice of and to vote at this meeting. A list of stockholders entitled to vote at this meeting will be available for inspection at our offices. Whether or not you plan to attend this meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided. If you attend this meeting and revoke your proxy by written notice to the Secretary of the meeting, you may vote by ballot and only your vote at this meeting will be counted. The prompt return of your proxy card will assist us in preparing for this meeting.

                                          By Order of the Board of Directors,

                                          /s/ Mark A. Weinzierl

                                          Mark A. Weinzierl
                                          SECRETARY

April 17, 2000

                            INET TECHNOLOGIES, INC.
                        1255 WEST 15TH STREET, SUITE 600
                               PLANO, TEXAS 75075

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Inet Technologies, Inc., a Delaware corporation, for the 2000 Annual Meeting of Stockholders to be held on Tuesday, May 16, 2000 at 9:00 a.m. (Central Time) and at any adjournment or postponement thereof. These proxy materials were first mailed to stockholders of record beginning on or about April 17, 2000.

                               PURPOSE OF MEETING

    The specific proposal to be considered and acted upon at this meeting is summarized in the accompanying Notice of Annual Meeting of Stockholders. The proposal is described in more detail in this proxy statement.

                         VOTING RIGHTS AND SOLICITATION

    Any stockholder executing a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering written notice of such revocation to our Secretary before this meeting or by properly executing and delivering a proxy bearing a later date. Proxies also may be revoked by any stockholder present at this meeting who elects to vote his, her or its shares in person. The cost of soliciting proxies will be paid by us and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this proxy statement. Solicitation will be made primarily through the use of the mail; however, our regular employees may, without additional remuneration, solicit proxies personally by telephone or Internet e-mail.

    Our annual report to stockholders for the year ended December 31, 1999 has been mailed concurrently with the mailing of the Notice of Annual Meeting of Stockholders and this proxy statement to all stockholders entitled to notice of, and to vote at, this meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material. We have fixed April 3, 2000 as the record date for determining those stockholders who are entitled to notice of, and to vote at, this meeting. At the close of business on the record date, we had 46,080,659 outstanding shares of our common stock. If a choice as to the matters coming before this meeting has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of the proposal described in the Notice of Annual Meeting and in this proxy statement.

    The presence, in person or by proxy, of the holders of a majority of the shares of our outstanding common stock entitled to vote is necessary to constitute a quorum at this meeting. Each of our stockholders is entitled to one vote for each share of our common stock held by that stockholder as of the record date. Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes (I.E., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The vote of a plurality of the shares of our common stock present in person or represented by proxy at this meeting and entitled to vote on the election of directors is necessary for the election of a director. Abstentions and broker non-votes have no effect on the determination of plurality, except to the extent that they affect the total votes received by any particular candidate.

    As of February 29, 2000, our directors and executive officers beneficially owned an aggregate of approximately 37.4 million shares of our common stock, not including shares of common stock issuable upon exercise of outstanding stock options, constituting approximately 81% of the shares of our common stock outstanding. It is expected that such directors and executive officers will vote or direct the vote of all shares of our common stock held or owned by such persons, or over which such persons have voting control, in favor of the proposal described in this proxy statement. Nonetheless, the approval of the proposal is not assured. See "Principal Stockholders."

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    We currently have the following six directors serving on our Board:
James R. Adams, Elie S. Akilian, Grant A. Dove, William H. Mina, Samuel S. Simonian and Mark A. Weinzierl. At the Annual Meeting, the directors shall be divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the 2001 annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the 2002 annual meeting of stockholders, and the term of office of the initial Class III directors shall expire at the 2003 annual meeting of stockholders, or in each case until their successors have been elected and qualified. At each annual meeting of stockholders held after this meeting, directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting or until their respective successors have been elected and qualified.

VOTE REQUIRED

    A board of six directors is to be elected at this meeting to hold office until their respective term has expired or until their successors are elected and qualified. The two nominees within each Class receiving the greatest number of votes of the shares present in person or represented by proxy at this meeting and entitled to vote on the election of directors shall be elected to the Board of Directors, even if any nominee receives the vote of less than a majority of the shares.

    Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for each of the Board nominees named below, each of whom is presently a director of the Company. If any nominee of the Board is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                CLASS I NOMINEES

                      NAME                         DIRECTOR SINCE     AGE      POSITION
-------------------------------------------------  --------------   --------   --------
James R. Adams...................................       1999           60      Director
Grant A. Dove....................................       1999           71      Director

    MR. ADAMS has served as a director of Inet since June 1999. Mr. Adams has served as a director of Texas Instruments Incorporated since 1989 and served as its Chairman of the Board from 1996 to 1998. He previously served as President of SBC Communications, Inc. from 1992 to 1995 and as President of Southwestern Bell Telephone Company from 1988 to 1992. Mr. Adams holds an M.B.A. from the University of Texas at Austin and a B.S. in Math and Physics from Texas A&M University.

    MR. DOVE has served as a director of Inet since June 1999. Mr. Dove has served as Managing Partner of Technology Strategies & Alliances, or TS&A, since 1991 and currently serves as a director of the following publicly held companies: MediaOne Group, Inc., a provider of telecommunications and cable television, Cooper Cameron Corporation, an oilfield services company, and InterVoice Brite, Inc., a telecommunications equipment and software sales company. Prior to joining TS&A, Mr. Dove served as Chairman and Chief Executive Officer of the Microelectronics and Computer Technology Corporation. Mr. Dove holds a B.S. in Electrical Engineering from Virginia Polytechnic Institute and State University.

                               CLASS II NOMINEES

           NAME              DIRECTOR SINCE     AGE                     POSITION
---------------------------  --------------   --------   ---------------------------------------
Mark A. Weinzierl..........       1989           36      Director and Secretary
William H. Mina............       1996           54      Senior Vice President of Administration
                                                           and Legal Affairs, and Director

    MR. WEINZIERL co-founded Inet in 1989, and has served as a director and as Secretary since such time. Since February 2000, he has served as President and Chief Executive Officer of Nextcell, Inc., a provider of wireless data modems. He served as Executive Vice President of Inet from March 1990 to February 2000. Mr. Weinzierl received his B.S. in Electrical Engineering from Iowa State University and attended the University of Texas at Dallas M.B.A. program. Prior to co-founding Inet, Mr. Weinzierl worked from 1986 to 1989 at Electrospace Systems, Inc. in its switching department.

    MR. MINA has served as Senior Vice President of Administration and Legal Affairs since February 2000. He served as Senior Vice President of Finance & Administration from April 1999 to February 2000. He previously served as our Senior Vice President and Chief Financial Officer from February 1997 to April 1999. He has been a director of Inet since June 1996. From 1985 to February 1997, Mr. Mina was employed by Wafra Investment Advisory Group Inc., or Wafra, a New York-based investment banking firm. While at Wafra, he served in various positions, including Senior Vice President and Chief Financial Officer.
Mr. Mina holds an M.B.A. from Southern Methodist University and a B.A. in Business Administration from Dallas Baptist University. Mr. Mina is married to Mr. Simonian's aunt.

                               CLASS III NOMINEES

            NAME              DIRECTOR SINCE     AGE                   POSITION
----------------------------  --------------   --------   ----------------------------------
Elie S. Akilian.............       1989           43      President, Chief Executive Officer
                                                            and Director
Samuel S. Simonian..........       1989           44      Chairman of the Board

    MR. AKILIAN co-founded Inet in 1989, has served as a director since such time and has served as President and Chief Executive Officer since April 1999. He previously served as Executive Vice President responsible for sales and marketing from March 1989 to April 1999. Prior to co-founding Inet, Mr. Akilian worked from 1980 to 1989 at Electrospace Systems, Inc. in its switching department. Mr. Akilian received his B.S. in Electrical Engineering from the University of Texas at Arlington.

    MR. SIMONIAN co-founded Inet in 1989, has served as a director since such time and has served as Chairman of the Board since April 1999. He previously served as President from 1989 to April 1999, and as Chief Executive Officer from March 1994 to April 1999. Prior to co-founding Inet, Mr. Simonian worked from 1979 to 1989 at Electrospace Systems, Inc. in its antenna control systems division and its switching department. Mr. Simonian holds a B.S. in Electrical Engineering from the University of Texas at Arlington. Mr. Simonian is the nephew of Mr. Mina's spouse.

DIRECTOR COMPENSATION AND INDEMNIFICATION ARRANGEMENTS

    Directors who are not our employees or employees of any of our subsidiaries, other than Mr. Weinzierl, receive $5,000 per quarter for services as members of our Board of Directors and committees thereof. In addition, all directors are reimbursed for out-of-pocket expenses incurred in attending meetings of our Board and committees on which they serve. Each individual who first joins the Board will receive an option grant for 20,000 shares of common stock at the time of his or her commencement of Board service, provided such individual has not otherwise previously been employed by us. As a result of their appointment to the Board, on June 15, 1999, Messrs. Adams and Dove received a grant of 20,000 non-qualified stock options at an exercise price of $18.06. In addition, at each Annual Stockholders Meeting, beginning with the 2000 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, other than Mr. Weinzierl, will receive an automatic grant of 10,000 non-qualified stock options under the 1998 Stock Option/Stock Issuance Plan, or the 1998 Plan. Each option will have an exercise price per share equal to 100% of the fair market value per share of our common stock on the option grant date and a maximum term of ten years measured from the option grant date. Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by us, at the exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares. The 20,000 share grant will vest, and our repurchase rights will lapse, in three equal annual installments over the director's period of Board service, with the first installment to vest one year from the option grant date. Each additional 10,000-share grant will vest upon the director's completion of one year of Board service measured from the grant date.

    We maintain directors' and officers' liability insurance and our Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers. In addition, our Certificate of Incorporation limits the liability of our directors to us and our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

BOARD MEETINGS AND COMMITTEES

    Our Board of Directors met three times during 1999, and acted a number of times by written consent. Overall attendance at board and committee meetings was 100%.

    We have a standing Compensation Committee currently composed of Messrs. Adams and Dove. The Compensation Committee met one time in 1999. The Compensation Committee has the responsibility for establishing the compensation payable to our Chief Executive Officer and is responsible for establishing compensations payable to our other executive officers based on recommendations made by the Chief Executive Officer. The Compensation Committee also is responsible for the overall administration of our employee benefit plans, including our employee stock plans. We also have a standing Audit Committee composed of Messrs. Adams and Dove. The Audit Committee met one time in 1999. The Audit Committee assists in the selection of our independent auditors and is responsible for designating those services to be performed by and maintaining effective communication with the auditors. We do not have a standing Nominating Committee or any other committee performing similar functions, and these matters are considered at meetings of the full Board of Directors.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding beneficial ownership of our common stock as of February 29, 2000 by (1) each person who is known by us to own beneficially more than five percent of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table below, and (4) all executive officers and directors as a group.

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL     PERCENT OF
                           NAME                               OWNERSHIP(1)        CLASS
----------------------------------------------------------  -----------------   ----------
Elie S. Akilian (2).......................................       12,634,000 (4)     27.4%
Samuel S. Simonian (2)....................................       12,498,000 (5)     27.1%
Mark A. Weinzierl (3).....................................       12,132,300         26.3%
William H. Mina...........................................          116,200 (6)    *
James R. Adams............................................           24,500 (7)    *
Grant A. Dove.............................................           22,400 (8)    *
All executive officers and directors as a group
  (ten persons)...........................................       37,558,578 (9)     81.3%

------------------------

*   Indicates less than 1%.

(1) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission under Rule 13d-3(d)(i). Percentage of beneficial ownership is based on 46,048,910 shares of our common stock outstanding as of February 29, 2000. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following February 29, 2000 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) The address for such stockholder is 1255 West 15th Street, Suite 600, Plano, Texas 75075.

(3) The address for such stockholder is 661 East 18th Street, Plano, Texas
    75074.

(4) Includes 178,600 shares held by such stockholder's minor children.

(5) Includes 267,900 shares held by such stockholder's minor children.

(6) Represents 50,000 shares subject to exercisable options and 66,200 shares held jointly by such stockholder and his spouse.

(7) Includes 20,000 shares subject to exercisable options, 400 shares held by the James R. Adams Family Limited Partnership (of which Mr. Adams is a general partner) and 100 shares held by Mr. Adam's son.

(8) Includes 20,000 shares subject to exercisable options.

(9) Includes 132,500 shares subject to exercisable options.

                             EXECUTIVE COMPENSATION

DIRECTORS AND EXECUTIVE OFFICERS

    Our executive officers and directors are as follows:

          NAME              AGE                           POSITION
------------------------  --------   --------------------------------------------------
Elie S. Akilian.........     43      President, Chief Executive Officer and Director
Samuel S. Simonian......     44      Chairman of the Board
William H. Mina.........     54      Senior Vice President of Administration and Legal
                                       Affairs, and Director
Pierce E. Brockman......     36      Senior Vice President and Chief Technology Officer
Jim W. Oliphant.........     57      Senior Vice President of Operations
Luis J. Pajares.........     39      Senior Vice President of Sales and Marketing
Jeffrey A. Kupp.........     37      Vice President and Chief Financial Officer
Mark A. Weinzierl.......     36      Director
James R. Adams..........     60      Director
Grant A. Dove...........     71      Director

    Biographical information for Messrs. Akilian, Simonian, Mina, Weinzierl, Adams and Dove is set forth under Proposal 1--"Election of Directors".

    MR. BROCKMAN has served as Senior Vice President and Chief Technology Officer since April 1999. He served as Vice President of Software Development from January 1998 to April 1999. He previously served as Director of Software Development from March 1995 to 1998, and has held other various positions since joining Inet in September 1990. Mr. Brockman holds a B.S. in Computer Science from Texas Tech University and a M.S. in Computer Science from The University of Texas at Dallas.

    MR. OLIPHANT has served as Senior Vice President of Operations since
May 1999. Prior to joining Inet, Mr. Oliphant was employed by Texas Instruments, or TI, for more than 30 years. While at TI, he served in various positions, including Manager of the Microelectronics Technology Center from 1993 through July 1997, at which time the Microelectronics Technology Center was sold to Raytheon. After the sale, Mr. Oliphant continued employment in this capacity until he joined Inet in 1999. Mr. Oliphant holds a B.S. in Electrical Engineering from the University of Texas at Arlington and a M.S. in Electrical Engineering from Southern Methodist University.

    MR. PAJARES has served as Senior Vice President of Sales and Marketing since September 1999. From 1994 to September 1999, Mr. Pajares was employed by DSC/Alcatel, a manufacturer of telecommunications equipment. While at DSC/Alcatel, he served in various positions, including Vice President-- International Business and Vice President--Wireless Networks. Mr. Pajares holds a B.A. from the University of Florida and an M.B.A. from The University of Dallas.

    MR. KUPP has served as Vice President and Chief Financial Officer since February 2000. From November 1997 to February 2000, Mr. Kupp was employed by IEX Corporation (a Tekelec Company), a provider of telecommunications software products, as Vice President of Finance and Chief Financial Officer. From
January 1997 to November 1997, Mr. Kupp was employed by CS Wireless Systems, Inc., a wireless video and internet access provider, as Senior Vice President and Chief Financial Officer. From 1995 to 1997, Mr. Kupp worked as Director in the Corporate Finance department of DSC Communications Corporation which is now Alcatel. Mr. Kupp holds a B.A. in Accounting and Computer Science from Asbury College and an M.B.A. from The Johnson Graduate School of Management at Cornell University. Mr. Kupp is a Certified Public Accountant.

EMPLOYMENT CONTRACTS; CHANGE-IN-CONTROL AND INDEMNIFICATION ARRANGEMENTS

    The executive officers serve at the discretion of our Board of Directors. We presently do not have an employment contract in effect with any of the executive officers other than Messrs. Kupp and Pajares. We have entered into indemnification agreements with all of our executive officers. We maintain directors' and officers' liability insurance and our Bylaws provide for mandatory indemnification of officers to the fullest extent permitted by Delaware law.

SUMMARY COMPENSATION TABLE

    The following table provides certain summary information concerning the compensation earned by our current Chief Executive Officer, our former Chief Executive Officer and other executive officers whose salary and bonus exceeded $100,000 for services rendered in all capacities to us and our subsidiaries during 1998 and 1999. These individuals are referred to as the Named Officers. No individual resigned during the last fiscal year who would otherwise have been required to have been included in the table.

                                                            ANNUAL           LONG-TERM
                                                        COMPENSATION(1)     COMPENSATION
                                                      -------------------   ------------
                                                                              OPTIONS       ALL OTHER
          NAME AND POSITION(S)               YEAR      SALARY     BONUS     (#OF SHARES)   COMPENSATION
-----------------------------------------  --------   --------   --------   ------------   ------------
Elie S. Akilian (2) .....................    1999     $204,000   $460,250           --        $   674 (3)
  President, Chief Executive                 1998      204,000    425,250           --            204 (3)
  Officer and Director

Samuel S. Simonian (2) ..................    1999     $204,000   $335,250           --        $   674 (3)
  Chairman of the Board                      1998      204,000    455,250           --            204 (3)

Mark A. Weinzierl (6) ...................    1999     $204,000   $185,250           --        $   674 (3)
  Executive Vice President, Secretary and    1998      204,000    420,250           --            204 (3)
  Director

William H. Mina .........................    1999     $192,075   $100,250           --        $17,532 (4)
  Senior Vice President, Administration &    1998      180,000    160,250       65,000         29,828 (5)
  Legal Affairs, and Director

------------------------

(1) Excludes certain perquisites and other benefits which did not exceed 10% of any officers' total salary and bonus.

(2) Mr. Simonian served as Chief Executive Officer until April 1999.

(3) Represents life and disability insurance premiums paid on behalf of such officer.

(4) Consists of life and disability insurance premiums paid on behalf of such officer as well as $16,858 of contributions by us to such officer's participation in our 401(k) plan.

(5) Consists of life and disability insurance premiums paid on behalf of such officer as well as $29,624 of contributions by us to such officer's participation in our 401(k) plan.

(6) Effective February 2000, Mr. Weinzierl resigned as Executive Vice President but continues to serve as Secretary and a member of our Board of Directors.

OPTION GRANTS IN 1999

    No stock options or stock appreciation rights were granted to any of the Named Officers during 1999.

AGGREGATE OPTION EXERCISES IN 1999 AND DECEMBER 31, 1999 OPTION VALUES

    No options were exercised by the Named Officers during 1999. The following table sets forth certain information concerning option holdings at December 31, 1999 by each of the Named Officers. No SARs were exercised during 1999 and none were outstanding at December 31, 1999.

                                   NUMBER OF SECURITIES
                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  OPTIONS AT DECEMBER 31,       IN-THE-MONEY OPTIONS AT
                                          1999(1)               DECEMBER 31, 1999(1)(2)
                                ---------------------------   ---------------------------
             NAME               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  -----------   -------------   -----------   -------------
Elie S. Akilian...............     --            --               --             --
Samuel S. Simonian............     --            --               --             --
Mark A. Weinzierl.............     --            --               --             --
William H. Mina...............    110,000        65,000       $7,559,750      $4,268,875

------------------------

(1) "Exercisable" refers to those options which were both exercisable and vested, while "Unexercisable" refers to those options which were unvested.

(2) Value is determined by subtracting the exercise price from the fair market value of our common stock at December 31, 1999 ($69.88 per share based upon the closing sale price of our common stock on the Nasdaq National Market on such date) and multiplying by the number of shares underlying the options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Our Compensation Committee was formed in July 1999. Messrs. Adams and Dove have served on the Compensation Committee since that time. Neither of these persons is an officer or employee, or former officer or employee, of us or any of our subsidiaries. No interlocking relationship exists between the members of our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

REPORT ON EXECUTIVE COMPENSATION

    During 1999, compensation decisions concerning our executive officers were made by the Compensation Committee of the Board of Directors, which is composed of the non-employee directors listed below. The following report describes the procedures employed by the Compensation Committee in formulating the compensation policy for our executive officers during 1999.

    It is the duty of the Compensation Committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation policies for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation policies should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

    The following objectives are evaluated and considered when making compensation decisions: (i) provide competitive annual cash compensation to attract, retain and motivate high-caliber executives; (ii) in at-risk compensation, align the interests of executives with those of our stockholders through equity-based compensation and/or equity ownership; (iii) communicate overall corporate objectives to executives so that all parties are working towards a similar goal and (iv) deliver compensation through cost- and tax-effective programs.

    GENERAL

    Our overall philosophy is to reward executives for building long-term value for our stockholders. We compensate our executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both our near-term and long-term financial performance. In addition, our compensation structure also rewards individual performance that furthers our goals. Elements of our compensation structure include the following:

    - Base Salary

    - Annual Incentives

    - Equity Incentives/Equity Ownership

    Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements which cumulatively provide a level of compensation roughly equivalent to that paid by peer companies. The actual value of total compensation is ultimately based on performance, and will be strongly linked to stockholder value.

    BASE SALARY

    Base salary and increases in base salary are primarily determined by individual performance. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year taking into account the recommendation of the Chief Executive Officer and (ii) the competitive marketplace for persons in comparable positions. Our performance and profitability may also be a factor in determining the base salaries of executive officers. In many instances, the qualitative factors involve a subjective assessment by the Compensation Committee.

    ANNUAL INCENTIVES

    We maintain annual cash incentive bonus programs to reward executive officers and other key employees for attaining pre-established corporate performance goals. The annual incentives vary significantly based on our profitability, revenue growth, and total shareholder return; the achievement of our strategic objectives; and each individual's contribution towards that performance. In setting corporate performance goals, we consider our historical performance and underlying business model, as well as external and internal expectations related to overall financial and operating performance.

    EQUITY INCENTIVES/EQUITY OWNERSHIP

    As mentioned, we believe it is important to align the interests of the executive officers with those of our stockholders. In our opinion, equity incentives and ownership are a way of achieving this objective. The two founders who continue as our executive officers maintain a substantial ownership of our common stock with each owning approximately 28% of total shares outstanding. For the executive officers who do not have substantial outright ownership, we believe equity-based incentives are an effective means of aligning the interests of executives with those of stockholders. We utilize our 1998 Plan to grant the equity-based incentives. Options granted under the 1998 Plan have an exercise price equal to the market price of our stock on the date of grant, vest on a pro rata basis over four years and carry a ten-year term. In general, the greater responsibility an executive officer has, the greater the equity portion of his or her total compensation package. To encourage employee ownership and to incent employees to grow the value of the business through performance, we have established an all-employee grant of stock options. Additionally, employees have the ability to participate in our Employee Stock Purchase Plan.

    COMPLIANCE WITH THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation, other than performance-based compensation, in excess of $1,000,000 paid by a corporation to its chief executive officer and the other most highly compensated executive officers of a corporation. We have not and do not currently anticipate paying cash compensation in excess of $1,000,000 per annum to any employee. None of the compensation paid by us in 1999 was subject to the limitation on deductibility. The Board of Directors will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

    CEO COMPENSATION

    In setting compensation payable to our Chief Executive Officer, Mr. Akilian, the Compensation Committee has taken into consideration his significant ownership interest in Inet and has sought to be competitive with companies of similar size within the industry. Given that consideration, Mr. Akilian's compensation is tied to our performance and to his personal performance. In 1999, Mr. Akilian earned a based salary of $204,000 and cash bonus of $460,250. The bonus for 1999 was based on our performance and Mr. Akilian's significant contribution to that performance in terms of both leadership and strategic vision.

    SUMMARY

    It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, in both the short and long-term.

    Submitted by the Compensation Committee of the Board of Directors:

                                         James R. Adams

                                         Grant A. Dove

STOCK PERFORMANCE GRAPH

    The graph below depicts our stock price as an index assuming $100 invested on May 27, 1999, the date of our initial public offering, along with the composite prices of companies listed in the Nasdaq Stock Market (U.S. Companies) Index and the S&P 500 Index. This information has been provided to us by the Nasdaq Stock Market. The comparisons in the graph are required by regulations of the Securities and Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of our common stock.

   COMPARISON OF THE CUMULATIVE TOTAL RETURN* AMONG INET TECHNOLOGIES, INC.,
           THE NASDAQ STOCK MARKET--U.S. INDEX AND THE S&P 500 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          INET TECHNOLOGIES, INC.  NASDAQ STOCK MARKET (US)  S & P 500
5/27/99                       100                       100        100
12/31/99                      388                       164        116

* $100 invested 5/27/99 in stock or index--including reinvestment of dividends.
                        Fiscal year ending December 31.

         MEASUREMENT PERIOD                   INET                NASDAQ
        (FISCAL YEAR COVERED)          TECHNOLOGIES, INC.    STOCK MARKET (US)   S&P 500
        ---------------------          -------------------   -----------------   --------
               5/27/99                         100                  100            100
              12/31/99                         388                  164            116

    THE PRECEDING REPORT ON EXECUTIVE COMPENSATION AND THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF OUR PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 WHICH MIGHT INCORPORATE FILINGS MADE BY US UNDER THOSE ACTS, NOR WILL SUCH REPORT OR GRAPH BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS MADE BY US UNDER THOSE ACTS, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE.

CERTAIN TRANSACTIONS WITH MANAGEMENT

    In September 1999, we sold our wireless data product line and related assets to Nextcell, Inc., an entity controlled by Mr. Weinzierl, for a cash purchase price of $7.0 million. The transaction was approved by a special committee of disinterested members of the Board of Directors.

    Effective January 1, 2000, we sold our membership interest in Inet Global Research, L.L.C., to an entity controlled by Mr. Simonian, for a cash purchase price of $82,000. This entity is currently performing services for us, and we intend to enter into a formal agreement with this entity for certain contract services.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all
Section 16(a) forms they file.

    Based solely on review of the copies of the forms furnished to us or written representations from certain reporting persons that no Forms 5 were required, we believe that, during 1999, all of our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                              INDEPENDENT AUDITORS

    Ernst & Young LLP served as our independent public auditors for fiscal year 1999, and was selected by our Board of Directors to serve in this capacity for the 2000 fiscal year. Notwithstanding this selection, our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our Board of Directors believes that this change would be in our stockholders' best interests. Representatives of Ernst & Young LLP are expected to be present at this meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. The engagement of Ernst & Young LLP as our auditors has been approved by our Audit Committee.

                             STOCKHOLDER PROPOSALS

    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2001 annual meeting of stockholders and in our proxy statement and form of proxy relating to that meeting, must be received by us at our offices in Plano, Texas, addressed to our Secretary, not later than 120 days prior to April 17, 2001. With respect to any stockholder proposal submitted outside of Rule 14a-8, persons acting as proxies shall have discretionary authority to vote against any proposal presented at our 2001 annual meeting of stockholders unless notice is received by us in the manner specified in the previous sentence. These proposals must comply with applicable Delaware law, certain rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

                           ANNUAL REPORT ON FORM 10-K

    WE WILL MAIL TO ANY STOCKHOLDER WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS, AT OUR EXECUTIVE OFFICES LOCATED AT 1255 WEST 15TH STREET, SUITE 600, PLANO, TEXAS 75075.

                                 OTHER MATTERS

    Our Board of Directors is not aware of any matter to be presented for action at this meeting other than the matters set forth in this proxy statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment of our interest. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                          By Order of the Board of Directors,

                                          /s/ Mark A. Weinzierl

                                          Mark A. Weinzierl
                                          SECRETARY

April 17, 2000

PROXY

                              INET TECHNOLOGIES, INC.

                          ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD MAY 16, 2000

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Elie S. Akilian and Mark A. Weinzierl, and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote the shares of our common stock, par value $0.001 per share, of Inet Technologies, Inc., which the undersigned could vote, and with all power the undersigned would possess, if personally present at the annual meeting of stockholders of Inet Technologies, Inc. to be held at Plano Centre, 2000 East Spring Creek Parkway, Plano, Texas on Tuesday, May 16, 2000 at 9:00 a.m. (Central Time), and any adjournment thereof.



-------------------------------------------------------------------------------
                               FOLD AND DETACH HERE

                                                                                                                Please mark
                                                                                                                your vote as  /X/
                                                                                                                indicated in
                                                                                                                this example

1. The election of directors:                                FOR all nominees     WITHHOLD      2. In their discretion, to act
                                                             (except as marked    AUTHORITY        upon any matters incidental to
Class I nominees: James R. Adams and Grant A. Dove                 left).        to vote for       the foregoing and such other
                                                                                all nominees.      business as may properly come
                                                                                                   before the annual meeting or
Class II nominees: Mark A. Weinzierl and William H. Mina           / /              / /            any adjournment thereof.


Class III nominees: Elie S. Akilian and Samuel S. Simonian

For, except vote withheld from the following nominee(s):           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                                                                   DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION
                                                                   IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. ANY HOLDER WHO
                                                                   WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN
----------------------------------------------------------         ITEM 2 ABOVE SHOULD MARK A LINE THROUGH THE ENTIRE ITEM.

                                                                          Receipt of the proxy statement dated April 17, 2000, is
                                                                          hereby acknowledged.

                                                                          Dated                                          ,2000
                                                                                -----------------------------------------

                                                                          ----------------------------------------------------
                                                                          Signature

                                                                          ----------------------------------------------------
                                                                          Signature

                                                                          (Please sign exactly and as fully as your name appears
                                                                          on your stock certificate. If shares are held jointly,
                                                                          each stockholder should sign).

----------------------------------------------------------------------------------------------------------------------------------
                                                   FOLD AND DETACH HERE